Warrant Holder

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.


                             -----------------------

                                WARRANT AGREEMENT

         This Agreement (the "Agreement") dated August 3, 2001 between Equitex, Inc., a Delaware corporation (the "Company" and the "Initial Warrant Agent") and the Warrant Holder or its registered assigns (the "Warrant Holder").

                                   WITNESSETH:

         WHEREAS, for value received by the Company, the Company has agreed to issue warrants to the Warrant Holder (the "Warrants") enabling the Warrant Holder to acquire up to ___________ shares of the Company's $.02 par value common stock (the "Common Stock") at an exercise price of $5.65 per share;

         WHEREAS, the Company desires to provide for the issuance of certificates representing the Warrants (a "Warrant Certificate" or collectively the "Warrant Certificates");

         WHEREAS, the Company desires to act as the warrant agent in connection with the issuance, registration, transfer and exchange of certificates and the exercise of the Warrants, until such time as a successor warrant agent is appointed;

         NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual promises and agreements hereinafter set forth, it is agreed that:

         1.       WARRANT CERTIFICATES.
                  --------------------

                  (a) Each Warrant shall entitle the holder in whose name the certificate shall be registered on the books maintained by the Company (the "Warrant Holder," or, in the aggregate, the "Warrant Holders") to purchase one share of Common Stock on the exercise thereof (each a "Warrant Share" or collectively the "Warrant Shares"), subject to modification and adjustment as provided in Section 8 hereof. Warrant Certificates shall be executed by the Company's Chairman or President and attested to by the Company's Secretary.

                  (b) Subject to the provisions of Sections 3 and 8 hereof, the Company shall deliver Warrant Certificates in required whole number denominations to Warrant Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no certificates shall be issued except: (i) certificates initially issued hereunder; (ii) certificates issued on or after their initial issuance date upon the exercise of any Warrant to evidence the unexercised Warrants held by the exercising Warrant Holder; and, (iii) Warrant Certificates issued after their initial issuance date, upon any transfer or exchange of certificates or replacements of lost or mutilated certificates.

         2.       FORM AND EXECUTION OF CERTIFICATES.
                  ----------------------------------

                  (a) The Warrant Certificates shall be dated the date of their issuance, whether on initial transfer or exchange or in lieu of mutilated, lost, stolen or destroyed certificates. The form of Warrant Certificate is attached hereto as Exhibit "A."

                  (b) Each Warrant Certificate shall be numbered serially in accordance with the Common Stock initially attached thereto. Each Warrant Certificate shall have set forth thereon the designation "WAA-___."

                  (c) The Warrant Certificates shall be manually signed on behalf of the Company by a proper officer thereof and shall not be valid for any purpose unless so signed. If any officer of the Company who executed certificates shall cease to be an officer of the Company, such certificates may be issued and delivered by the Company or transferred by the Warrant Holders with the same force and effect as though the person who signed such certificate had not ceased to be an officer of the Company; and any certificate signed on behalf of the Company by any person, who at the actual date of the execution of such certificate was a proper officer of the Company, shall be proper notwithstanding that at the date of execution of this Agreement any such person was not such an officer.

         3.       EXERCISE.
                  --------

                  (a) Subject to the provisions of Section 8 hereof, the Warrants as they may be adjusted as set forth herein, may be exercised at $5.65 per share (the "Exercise Price"). The Warrants may be exercised in whole or in part at any time during the period (the "Warrant Exercise Period") commencing on their issuance and ending at 12:00 midnight Mountain Time on November 10, 2004, unless extended by a majority vote of the Company's Board of Directors for such length of time as they, in their sole discretion, deem reasonable and necessary.

                  (b) Each Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (each, an "Exercise Date") of the surrender for exercise of the Warrant

Certificate. The exercise form shall be executed by the Warrant Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Company at its corporate offices located at 7315 East Peakview Avenue, Englewood, Colorado 80111 (the "Corporate Office"), or at any such other office or agency as the Company may designate, in cash, by official bank or certified check or other immediately available funds, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

                  (c) Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interest in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip or cash therefor and such fractional shares shall be of no value whatsoever.

                  (d) Within ten days after the Exercise Date and, in any event, prior to the Warrant Expiration Date, the Company, at its own expense, shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates in the name requested by the Warrant Holder for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise of any Warrant.

                  (e) The Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless such holder or holders shall have exercised the Warrants prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to such dividends or other rights.

         4.       REGISTRATION RIGHTS.
                  -------------------

                  The Warrant Shares underlying the Warrants will be registered pursuant to the Registration Rights Agreement executed by and among Equitex, Inc. and the Warrant Holder dated August 3, 2001.

         5.       RESERVATION OF SHARES AND PAYMENT OF TAXES.
                  ------------------------------------------

                  (a) The Company covenants that it shall at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares upon issuance in accordance with the terms of the Warrant shall be duly and validly issued, fully paid and nonassessable, and shall be free from all taxes, liens and charges with respect to the issuance thereof.

                  (b) No Warrants may be exercised by the Warrant Holder, nor may any Warrant Shares be issued or delivered by the Company unless on the Exercise Date (i) there is an effective registration statement covering the issuance of the securities being acquired under the Securities Act and applicable "Blue Sky" statutes; or (ii) an exemption is available from registration thereunder.

                  (c) The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect of the issuance of the Warrants, and/or the issuance, transfer or delivery of any Common Stock constituting the Warrant Shares on the exercise or redemption of the Warrants. If the shares of Common Stock constituting the Warrant Shares are to be delivered in a name other than the name of the registered Warrant Holder of the certificate, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of any such taxes, charges, or transfer fees incident thereto.

         6.       REGISTRATION OF TRANSFER.
                  ------------------------

                  (a) The Warrant Certificates may, subject to provisions of Federal and state securities laws, be transferred in whole or in part. Certificates to be exchanged shall be surrendered to the Company at its Corporate Office. The Company shall execute, issue and deliver in exchange therefor the Warrant Certificates that the holder making the transfer shall be entitled to receive.

                  (b) The Company shall keep transfer books at its Corporate Office which shall register certificates and the transfer thereof. On due presentment for registration of transfer of any certificate at the Corporate Office, the Company shall execute, issue and deliver to the transferee or transferees a new certificate or certificates representing an equal aggregate number of securities. All such certificates shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company. The established transfer fee for any registration of transfer of certificates shall be paid by the Warrant Holder or the person presenting the certificate for transfer.

                  (c) Prior to due presentment for registration or transfer thereof, the Company may treat the registered Warrant Holder of any certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone) for all purposes, and the parties hereto shall not be affected by any notice to the contrary.

         7.       LOSS OR MUTILATION.
                  ------------------

         On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute and deliver in lieu thereof a new certificate representing an equal number of Warrants. In the case of loss, theft or destruction of any certificate, the individual requesting reissuance of a new certificate shall be required to indemnify the Company and also to post an open-penalty insurance or indemnity bond. If a certificate is mutilated, such certificate shall be surrendered and canceled by the Company prior to delivery of a new certificate. Applicants for a new certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

         8.       ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE.
                  -------------------------------------------------------------

                  For purposes hereof, the term "Exercise Price" shall mean, with respect to the Warrants, the price determined in accordance with Section 3(a), above. The Exercise Price and the number of shares of Common Stock purchasable pursuant to the Warrants shall be subject to adjustment from time to time as hereinafter set forth in this Section 8; PROVIDED, HOWEVER, that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the Exercise Price then in effect shall be changed by one percent or more, but any adjustment that would otherwise be required to be made but for this provision shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to one percent or more.

                  (a) ADJUSTMENT OF EXERCISE PRICE IN THE EVENT OF STOCK DIVIDENDS, STOCK SPLITS AND REVERSE STOCK SPLITS. In case the Company shall at any time issue Common Stock or securities convertible into Common Stock by way of dividend or other distribution on any stock of the Company or effect a stock split or reverse stock split of the outstanding shares of Common Stock, the Exercise Price then in effect shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such stock split or increased in the case of such reverse stock split (on the date that such stock split or reverse stock split shall become effective), by multiplying the Exercise Price in effect immediately prior to the stock dividend, stock split or reverse stock split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such stock dividend, stock split or reverse stock split, and the denominator of which is the number of shares of Common Stock outstanding immediately after such stock dividend, stock split or reverse stock split.

                  (b) RIGHT TO REDUCE EXERCISE PRICE. The Company shall have the right to reduce the Exercise Price at any time and from time to time that such appears in the Company's best interests to do so.

                  (c) SUBDIVISION OR COMBINATIONS. In case the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of Common Stock into a different number of shares, with or without par value, (i) the number of shares of Common Stock which immediately prior to such change the Warrant Holders shall have been entitled to purchase pursuant to this Agreement shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease, respectively, in the number of shares outstanding immediately prior to such change, and (ii) the Exercise Price in effect immediately prior to such change shall be increased or decreased, as the case may be, in inverse proportion to such increase or decrease in the number of such shares outstanding immediately prior to such change.

                  (d) REORGANIZATION; ASSETS SALES; ETC. In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of a non-surviving combination or a disposition of the assets of the Company other than in the ordinary course of the Company's business, the Warrant Holders shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, non-surviving combination or disposition that appropriate provision shall be made so that such Warrant Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable in such transaction by a holder of the number of shares of Common Stock of the Company into which this Agreement entitled the holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 8 with respect to rights and interests thereafter or the holder to the end that the provisions of this Section 8 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of a Warrant.

                  (e) TERMINOLOGY OF "COMMON STOCK". Whenever reference is made in this Section 8 to the issue or sale of shares of Common Stock, or simply shares, such term shall mean any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The Warrant Shares shall, however, be shares of Common Stock of the Company, with a par value of $0.02, as constituted at the date hereof, except as otherwise provided in Sections 8(d).

                  (f) ADJUSTMENT STATEMENT. Whenever the Exercise Price is adjusted as herein provided, the Company shall forthwith deliver to each Warrant Holder a statement signed by the President of the Company and by its Treasurer or Secretary stating the adjusted Exercise Price and number of shares for which such Warrant is exercisable, determined as specified herein. The statement shall show in detail the facts requiring such adjustment.

                  (g) PRIOR NOTICE TO WARRANT HOLDERS.  If at any time:

                           (1) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

                           (2) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or

                           (3) The Company shall effect any capital reorganization or any reclassification of or change in the outstanding capital stock of the Company (other than a change in par value, or a change from par value to no par value, or a change from no par value to par value, or a change resulting solely from a subdivision or combination of outstanding shares), or any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of its property, assets, business and goodwill as an entirety, or the liquidation, dissolution or winding up of the Company; or

                           (4) The Company shall declare a dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or otherwise than in shares or any stock or obligations directly or indirectly convertible into or exchangeable for shares;

then, in any such event, the Company shall cause at least thirty (30) days' prior written notice to be mailed to each Warrant Holder at the address of such holder shown on the books of the Company. The notice shall also specify the date on which the books of the Company shall close or a record be taken for such stock dividend, distribution or subscription rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up, or dividend, as the case may be, shall take place, and the date of participation therein by the holders of shares of Common Stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the rights of the holder.

                  (h) DISPUTES. If there is any dispute as to the computation of the Exercise Price or the number of shares of Common Stock required to be issued upon the exercise of the Warrants, the Company will retain an independent and nationally recognized accounting firm to conduct an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association ("AAA"). If the Exercise Price or number of shares of Common Stock as determined by such accounting firm is one percent or more higher or lower than the calculations thereof computed by the Company, the expenses of such accounting firm and, if any, of AICPA and AAA, shall be borne completely by the Company. In all other cases, they shall be borne by the complaining Warrant Holders, as applicable.

                  (i) CORPORATE ACTION. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the adjusted Exercise Price.

         9.       WARRANT AGENT.
                  -------------

         The Company shall act as the Initial Warrant Agent in connection with the issuance, registration, transfer and exchange of certificates and the exercise of the Warrants. The Company may, without the consent or prior approval of the Warrant Holders, appoint a successor Warrant Agent, provided such successor Warrant Agent is a registered transfer agent under Section 17A(c) of the Securities Exchange Act of 1934. Notice of the appointment of a successor Warrant Agent shall be promptly given by the Company to all registered Warrant Holders.

         10.      NOTICES.
                  -------

         All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by confirmed telex, telegram, facsimile transmission or cable to, in the case of the Company:

                            Thomas B. Olson
                            Equitex, Inc.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111

and if to the Warrant Holder at the address of such holder as set forth on the books maintained by or on behalf of the Company.

         11.      BINDING AGREEMENT.
                  -----------------

         This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Holders. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

         12.      FURTHER INSTRUMENTS.
                  -------------------

         The parties shall execute and deliver any and all such other instruments and take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

         13.      SEVERABILITY.
                  ------------

         If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         14.      WAIVER.
                  ------

         No delay or failure on the part of any party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement.

         15.      GENERAL PROVISIONS.
                  ------------------

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE. This Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing by the party against which such amendment, modification, waiver or discharge is sought to be enforced; except that, this agreement may be amended in connection with the appointment of a successor Warrant Agent without the consent or prior notice to the Warrant Holders, provided no such amendment adversely effects the interests of the Warrant Holders and the Company obtains an opinion of independent legal counsel to that effect. The headings of this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.


                                         EQUITEX, INC.




                                         By_________________________________
                                              Henry Fong, President



[CORPORATE SEAL]



ATTEST:________________________
       Thomas B. Olson, Secretary

                                        WARRANT HOLDER:


                                        ------------------------------------
                                        Name